As filed with the Securities and Exchange Commission on August 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Level 36, Exchange Plaza

2 The Esplanade

Perth, Western Australia 6000

+61 8-9220-9830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terence M. Barr

Samson Oil & Gas Limited

1331 17th Street, Suite 710

Denver, Colorado 80202

303-295-0344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

S. Lee Terry, Jr.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

303-892-9400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class Of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price	Amount of Registration Fee
Ordinary Shares, no par value(1)	(2)	(3)
Debt Securities	(2)	(3)
Preference Shares	(2)	(3)
Warrants	(2)	(3)
Rights	(2)	(3)
Guarantees	(2)	(3)
Total	$200,000,000	$22,920(2)(3)

(1)	A separate registration statement on Form F-6 has been filed for the registration of ADSs evidenced by the ADRs issuable upon the deposit of some of the ordinary shares registered hereby. Each ADS represents 20 ordinary shares.

(2)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933 as amended (the “Securities Act”). The aggregate maximum offering price of all securities issued by Samson Oil & Gas Limited pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $200,000,000 in U.S. dollars or the equivalent in any other currency at the time of offering. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion or exchange of debt securities, preferred stock or warrants that provide for conversion or exchange into other securities. No separate consideration will be received for shares of ordinary shares that are issued upon exchange or conversion of debt securities, preferred stock or warrants. Pursuant to Securities Act Rule 457(n), no separate registration fee will be paid in respect of any guarantees of any other obligations.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Securities Act Rule 457(o). Calculated in accordance with Section 6 of the Securities Act and Securities Act Rule 457 by multiplying .00011460 and the proposed maximum aggregate offering price.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2012

PROSPECTUS

Samson Oil & Gas Limited

$200,000,000

Ordinary Shares, in the form of Ordinary Shares or American Depositary Shares

Debt Securities

Preference Shares

Warrants to Purchase

Rights to Purchase

Guarantees

We may offer and sell from time to time the securities described in this prospectus separately or together in any combination, with a maximum aggregate offering price of $200,000,000. Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Our ordinary shares are listed on the Australian Securities Exchange (the “ASX”) under the symbol “SSN” and our ADSs are listed on the NYSE MKT, formerly known as the NYSE Amex, under the symbol “SSN.” Our ordinary shares may be represented by ADSs, sold in the form of American Depositary Receipts (“ADRs”). Each ADS represents 20 of our ordinary shares.

The mailing address of our principal executive offices is 1331 17th Street, Suite 710, Denver, Colorado 80202. Our telephone number is 303-295-0344.

Investing in our securities involves a high degree of risk. See “Risk Factors“ on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INFORMATION INCORPORATED BY REFERENCE	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
SAMSON OIL & gAS LIMITED	3
RISK FACTORS	3
RATIO OF EARNINGS TO FIXED CHARGES	4
USE OF PROCEEDS	4
DESCRIPTION OF capital stock	4
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	19
DESCRIPTION OF RIGHTS TO PURCHASE	20
DESCRIPTION OF GUARANTEES	21
PLAN OF DISTRIBUTION	22
LEGAL MATTERS	24
EXPERTS	24

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “Samson,” “we,” “us” and “our” refer to Samson Oil & Gas Limited and its subsidiaries collectively.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The current reports that we file with the SEC include, but are not limited to, the filings that we make with the ASX. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Additional information about us, including but not limited to our SEC filings, is available at our website at www.samsonoilandgas.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	The Annual Report on Form 10-K for the fiscal year ended June 30, 2011;

•	The information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2012;

•	The Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011 and March 31, 2012;

•	The Current Reports on Form 8-K filed with the SEC on November 1, 2011 (with respect to Item 8.01 only), December 2, 2011, December 27, 2011, January 6, 2012, February 14, 2012 (with respect to Item 5.02 only), and May 9, 2012; and

•	the description of our capital stock contained in our Registration Statement on Form 20-F, filed July 6, 2007, including any amendment or report filed for the purposes of updating such description, including the Description of our Capital Stock in this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed as follows:

Samson Oil & Gas Limited

1331 17th Street, Suite 710

Denver, Colorado 80202

303-295-0344

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Written forward–looking statements may appear in documents filed with the Securities and Exchange Commission (“SEC”), including this quarterly report, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward–looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Samson relies on this safe harbor in making forward–looking statements.

Forward–looking statements appear in a number of places in this registration statement and include but are not limited to statements or comments regarding business strategy, exploration and development drilling prospects, activities at our oil and gas properties, oil and gas pipeline availability and capacity, natural gas and oil reserves and production, meeting our capital raising targets, adherence to any use of proceeds plans, our ability to raise additional capital and methods by which we may do so, our future production and our future operating results.

In this prospectus, the use of words such as “anticipate,” “continue,” “estimate,” “expect,” “likely,” “may,” “will,” “project,” “should,” “believe” and similar expressions are intended to identify uncertainties. While we believe that the expectations reflected in those forward–looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward–looking statements. The differences between actual results and those predicted by the forward-looking statements could be material. Forward-looking statements are based upon our expectations relating to, among other things:

•	oil and natural gas prices and demand;

•	our future financial position, including cash flow, debt levels and anticipated liquidity;

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•	the timing, effects and success of our acquisitions, dispositions and exploration and development activities;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party operational curtailment, such as processing plant or pipeline capacity constraints, that are beyond our control;

•	our ability to find, acquire, market, develop and produce new properties;

•	declines in the values of our properties that may result in write-downs;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	our dealings, if any, in commodity derivative instruments;

•	climatic conditions;

•	the receipt of governmental permits and other approvals relating to our operations;

•	unanticipated recovery or production problems, including cratering, explosions, fires; and

•	uncontrollable flows of oil, gas or well fluids.

Many of these factors are beyond our ability to control or predict. Neither these factors nor those referred to in the “Risk Factors” section of this prospectus represent a complete list of the risk factors that may affect us. All forward-looking statements speak only as of the date made. We do not undertake to update our forward–looking statements.

SAMSON OIL & gAS LIMITED

Our principal business is the exploration and development of oil and natural gas properties in the United States. Currently, we have several material oil and gas properties, three of which are producing. We own a working interest in each of our three material producing properties, through which we have entered into operating agreements with third parties under which the oil and gas are produced and sold. We also have 100% working interest in one exploration property and 50% to 100% working interest in a second property. We operate in one reportable segment, the exploration for, and the development and production of, oil and natural gas in the United States. We are a company limited by shares, incorporated on April 6, 1979 under the laws of Australia.

Our registered office is located at Level 36, Exchange Plaza, 2 The Esplanade, Perth, Western Australia 6000 and our telephone number at that office is +61 8-9220-9830. Our principal office in the United States is located at 1331 17th Street, Suite 710, Denver, Colorado 80202 and our telephone number at that office is 303-295-0344. Our website is www.samsonoilandgas.com. As used in this prospectus, unless the context otherwise indicates, references to “Samson,” the “Company,” “we,” “our,” “ours,” and “us” refer to Samson Oil & Gas Limited and its subsidiaries collectively.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement or free writing prospectus, in our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q, if any, and in our Current Reports on Form 8-K that may be filed from time to time, all of which are incorporated by reference into this prospectus. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” herein.

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Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks that are known to us at this time or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

RATIO OF EARNINGS TO FIXED CHARGES

 Our ratio of earnings to fixed charges is as follows for the periods indicated:

Year Ended June 30,			Nine Months Ended March 31, 2012
2009	2010	2011
—(1)	—(1)	54.9X(1)	— (2)

(1)	For the years ended December 31, 2009 and 2010, earnings were inadequate to cover fixed charges by approximately $10.2 million and $25.6 million, respectively.
(2)	For the nine months ended March 31, 2021, our ratio of earnings to fixed charges was zero. The basis for this calculation is that we have no long-term debt and therefore no interest expensed or capitalized, amortized premiums, discounts or capitalized expense relating to indebtedness.

We have computed the ratio by dividing earnings by fixed charges. For this purpose, earnings consist of the sum of the following: income before income taxes and cumulative change in accounting principle, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

On July 1, 2011, we commenced reporting as a U.S. domestic issuer instead of as a foreign private issuer. In accordance with guidance from the SEC staff, our financial statements have been recast from IFRS into U.S. GAAP for only the past three years. As such, we have recast only three years of Ratio of Earnings to Fixed Charges as well. For the years ended December 31, 2007 and 2008, we expect that, if calculated per U.S. GAAP, earnings were inadequate to cover fixed charges.

USE OF PROCEEDS

Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for (i) exploration, exploitation and development of our then existing oil and gas properties, (ii) acquisition of oil and gas properties or of companies that own oil and gas properties, (iii) payment or reduction of outstanding indebtedness or (iv) other general corporate purposes.

DESCRIPTION OF capital stock

Currently our outstanding share capital consists of only one class of shares, which are ordinary shares. Our Constitution provides we may issue unlimited number of ordinary shares. 1,778,970,540 ordinary shares, no par value, were issued and outstanding as of July 31, 2012, of which 1,113,239,260 were held in the form of American Depositary Receipts.

Our Constitution provides that our board of directors (the “Board”) may issue shares to any person on the terms, with the rights, and at the times that the Board decides. In particular, the Board may issue an unlimited number of preference shares. No preference shares were issued and outstanding as of July 31, 2012.

The rights of our ordinary shareholders are governed by Australian law, our Constitution, the rules of the ASX and the NYSE MKT and, under some circumstances, applicable United States securities laws and rules promulgated thereunder. The rights of our ADR holders are also governed by the deposit agreement among us, the depositary and our ADR holders. The deposit agreement is governed by New York State law.

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The following is a summary of the material terms of the shares that may be issued under our Constitution and ADRs, and is qualified in its entirety by reference to our Constitution and the deposit agreement, both of which are incorporated by reference in this prospectus.

General

Subject to the Australia Corporations Act of 2001 and the ASX Listing Rules, the rights attaching to our shares (other than our ADRs) are set forth in our Constitution.

Voting Rights

Under our Constitution, each shareholder has one vote determined by a show of hands at a meeting of the shareholders, unless a poll vote is demanded. On a poll vote each shareholder shall have one vote for each fully paid share and a fractional vote for each share which is not fully paid, such fraction being equivalent to the proportion of the amount which has been paid to such date on that share. Under Australian law, shareholders are not permitted to approve corporate action by written consent. Our Constitution does not provide for cumulative voting. Preference shareholders will have voting rights as determined by a special resolution of the Company or in accordance with the schedule on preference rights that is part of the constitution.

Conversion of shares

By resolution passed at a meeting of shareholders, we may convert:

•	shares into a larger or smaller number of shares;

•	an ordinary share into a preference share; and

•	a preference share into an ordinary share,

but, in the case of a conversion of partly paid shares into a larger number of shares, the proportion between the amount paid and the amount unpaid on each share must be the same as before the conversion.

Right to Share in our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends.

Dividend Rights

We may not pay a dividend except out of profits of the Company. The Board may from time to time determine to pay dividends to shareholders as appear to the Board to be justified by our profits. A declaration by the Board as to the amount of our profits is conclusive.

All dividends must be paid in accordance with the timetable set out in the ASX Listing Rules. All unclaimed dividends may be invested or otherwise used by the Board for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Unless established otherwise by a special resolution of the Company, the holder of a preference share is entitled, in priority to any payment of dividend on any other class of shares, to a preferential dividend. The dividend entitlement is cumulative if the resolution determining the terms of the preference shares states that it is cumulative and otherwise is non-cumulative.

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Rights to Share in the Surplus in the Event of Liquidation

With the sanction of a special resolution, the liquidator may divide amongst the shareholders the whole or any part of the assets in-kind and the liquidator may determine how the division shall be carried out as between the shareholders or different classes of shareholders.

Redemption Provisions

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution and subject to the Corporations Act, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Preemptive Rights and Sinking Fund Provisions

There are no preemption rights or sinking fund provisions in our Constitution in relation to ordinary shares.

Liability for Further Capital Calls

The Board may make any calls from time to time upon shareholders in respect to all monies unpaid on shares, whether on account of the nominal value of the shares or by way of premium, and not by the terms of issue of those shares made payable at fixed times. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the Board. Calls may be made payable by installment.

Provisions Discriminating Against Holders of a Substantial Number of Shares

There are no provisions under our Constitution discriminating against any existing or prospective holders of a substantial number of our shares.

Staggered Board of Directors

At each annual general meeting to following directors must retire and be eligible for re-election:

(a) one third of the directors, except for the managing director, and

(b) any director who would, if that director remained in office until the next annual general meeting, have held that office for more than three years.

Variation of Share Rights

If at any time the capital is divided into different classes of shares, the rights attaching to any class of shares, may (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound up, be varied or cancelled with the sanction of a special resolution passed at a separate meeting of the holders of the shares of such class. The provisions of our Constitution relating to general meetings shall apply to every such meeting, except that the necessary quorum shall be shareholders present holding or representing three quarters of the nominal amount of the issued shares of the class and that any shareholder present holding shares of the class may demand a poll.

Preference Shares

Our Constitution authorizes us to issue an unlimited amount of “blank check” preferred stock, or preference shares. Accordingly, the Board will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.

Any series of preference shares may be redeemable in whole or in part at our option, including while there is arrearage in the payment of dividends or sinking funds installments. The redemption provisions that may apply to a series of preference shares, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

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American Depositary Shares

The Bank of New York Mellon, as depositary, will execute and deliver the American Depositary Receipts, or ADRs. Each ADR is a certificate evidencing a specific number of American Depositary Shares, also referred to as ADSs. Each ADS represents 20 ordinary shares (or a right to receive 20 ordinary shares) deposited with The Bank of New York Mellon, as the custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The term “ADR” refers to the instrument representing the ADSs, comparable to a stock certificate or ledger entry for uncertificated securities, while ADS refers to the right(s) to receive 20 ordinary shares represented by an ADR. The depositary’s office at which the ADRs and the underlying ADSs are administered is located at 101 Barclay Street, New York, New York 10286.

Our ADSs may be held either directly (by having an ADR registered in the holder’s name) or indirectly through a broker or other financial institution. If our ADSs are held directly, the holder of the ADS is an ADR holder. This description assumes the ADRs are held directly. If the ADRs are held indirectly, the indirect holder must rely on the procedures of his, her or its broker or other financial institution to assert the rights of ADR holders described in this section and should consult with his, her or its broker or financial institution to find out what those procedures are.

Holders of our ADSs have certain rights. A deposit agreement among us, the depositary and our ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs. We do not treat our ADR holders as shareholders, and our ADR holders do not have shareholder rights. Australian law governs shareholder rights. The depositary is the holder of the underlying our ADRs. For more complete information, ADR holders should read the entire deposit agreement and the form of ADR.

How do our ADR holders receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to our ADR holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. Our ADR holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. The depositary will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, our ADR holders may lose some of the value of the distribution.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution in proportion to the number of ADRs representing the underlying shares. The depositary will only distribute whole ADSs. It will sell ordinary shares that would otherwise require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. Before making a distribution, the depositary will deduct any withholding taxes and fees that must be paid.

Rights to purchase additional shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to our ADR holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, our ADR holders will receive no value for them.

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The depositary will not offer the rights unless both the rights and the securities to which the rights relate are exempt from registration under the Securities Act or are registered under the Securities Act. If the depositary makes rights available to our ADR holders, it will exercise the rights and purchase the shares at the request of and on each ADR holder’s behalf if our ADR holders pay it the exercise price and any other charges the rights require our ADR holders to pay. The depositary will then deposit the shares and deliver ADSs to our ADR holders.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, our ADR holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to our ADR holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to our ADR holders unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that our ADR holders may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to them.

Deposit, Withdrawal and Cancellation

How are ADRs issued?

The depositary will deliver ADRs if ordinary shares or evidence of rights to receive ordinary shares are deposited with the custodian. Upon payment of its fees and expenses and any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested and will deliver the ADRs at its office to the persons requested.

How do ADR holders cancel ADRs and obtain ordinary shares?

Our ADR holders may turn in their ADRs at the depositary’s office in order to withdraw the securities represented by the ADR. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADR to the ADR holder or a person he, she or it designates at the office of the custodian. Or, at the ADR holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

Voting Rights

How do our ADR holders vote?

Our ADR holders may instruct the depositary to vote the ordinary shares underlying their ADRs, but only if we ask the depositary to ask for their instructions. Otherwise, our ADR holders will not be able to exercise their right to vote unless they withdraw the underlying ordinary shares. In some cases, however, our ADR holders may not know about the meeting far enough in advance to withdraw the ordinary shares, so they are often dependent on our request that the depositary ask for their instructions.

If we do have the depositary ask for our ADR holders’ instructions, the depositary will notify our ADR holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The materials will (1) describe the matters to be voted on and contain such information as is contained in the notice from us, (2) include a statement that the ADR holders on a specified record date will be entitled to direct the depositary to vote the shares or other deposited securities underlying the ADRs, subject to applicable law and our Constitution, and (3) explain how our ADR holders may instruct the depositary to vote the shares or other deposited securities underlying their ADSs as they direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to Australian law and the provisions of the depositary agreement and the depositary’s operating documents, to vote or to have its agents vote the shares or other deposited securities as our ADR holders instruct. The depositary shall not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADR holders. We cannot assure our ADR holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that our ADR holders may not be able to exercise their right to vote and there may be nothing they can do if their shares are not voted as they requested.

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Payment of Taxes

The ADR holder is required to pay all taxes and other governmental charges that may be payable in respect of their ADSs, or the ordinary shares or other securities underlying their ADSs. The depositary may refuse to effect a transfer of any ADRs or refuse to effect the withdrawal of any securities underlying the ADRs while any such taxes and charges are outstanding. The depositary may deduct the amount of any taxes owed from any payments to our ADR holders. It may also sell deposited securities, by public or private sale, to pay any taxes owed. Our ADR holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to our ADR holders any proceeds, or send to our ADR holders any property, remaining after it has paid the taxes.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without the consent of our ADR holders for any reason which we deem desirable. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, our ADR holders are considered, by continuing to hold their ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. In no event will an amendment impair the right of ADR holders to surrender and withdraw the underlying securities, except in order to comply with the applicable law.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so by notifying our ADR holders at least 60 days before termination. The depositary may also terminate the deposit agreement if the depositary has notified us that it would like to resign and by notifying our ADR holders at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADRs. At any time after the expiration of four months from the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest. The depositary’s only obligations after the sale of the deposited securities will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

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Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on behalf any of our ADR holders or on behalf of any other party;

•	are not liable for any action or non action in reliance on the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holders or any other person believed in good faith to be competent to give such information;

•	are not liable for any acts or omissions made by a successor depositary; and

•	are not responsible for a failure to carry out any instructions for the depositary to vote the ADSs.

In the deposit agreement, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of the ordinary shares underlying an ADR, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary;

•	delivery of the certificates that we may specify to the depositary to assure compliance with the Securities Act; and

•	compliance with laws and regulations, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right of our ADR holders to Receive the Ordinary Shares Underlying their ADRs

Our ADR holders have the right to cancel their ADRs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When ADR holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of ordinary shares or other deposited securities.

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This right of withdrawal may not be limited by any other provision of the deposit agreement besides those noted above.

Pre-release of ADRs

The deposit agreement permits the depositary to deliver ADRs before deposit of the underlying ordinary shares. This is called a pre-release of the ADR. The depositary may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADRs instead of shares to close out a pre-release. The depositary may pre-release ADRs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADRs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Inspection Rights of ADR Holders

The depositary will make available for inspection by holders of ADRs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are received by the depositary as the holder of the underlying ordinary shares and made generally available to the holders of ordinary shares by the Company. The depositary will keep books, at its Corporate Trust Office, for the registration of ADRs and transfers of ADRs which shall at all reasonable times be open for inspection by the ADR holders, provided that such inspection shall not be for the purpose of communicating with other ADR holders for purposes other than the business of the Company or a matter related to the Deposit Agreement or the ADRs.

Direct Registration System

All parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

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Fees and Charges for Holders of American Depositary Receipts

Persons depositing shares or ADR holders must pay:	For:
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
• US$0.02 (or less) per ADS	• Any cash distribution to our ADR holders
• A fee equivalent to the fee that would be payable if securities distributed to our ADR holders had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADR holders
• US$0.02 (or less) per ADS per calendar year (if the depositary has not collected any cash distribution fee during that year)	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when our ADR holders deposit or withdraw shares
• Expenses of the depositary in converting foreign currency to U.S. dollars	• Whenever the depositary or the custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States
• Expenses of the depositary	• Facsimile transmissions (when expressly provided in the deposit agreement)
• Taxes and other governmental charges the depositary or the custodian have to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes
• Any charges incurred by the depositary or its agents for servicing the deposited securities
If we:	Then:
• Reclassify, split up or consolidate any of the deposited securities	• The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.
• Distribute securities on the shares that are not distributed to our ADR holders	• The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask our ADR holders to surrender their outstanding ADRs in exchange for new ADRs identifying new deposited securities.
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may issue in the future. When we offer to sell a particular debt security, we will describe the specific terms of such debt security in the relevant prospectus supplement.

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series. Debt securities offered by this prospectus may be issued under one or more separate indentures between us and a trustee that we identify in a prospectus supplement relating to the particular debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the relevant prospectus supplement will supersede the terms described in this prospectus. If there is an indenture, it will be qualified under, subject to and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In such an event, the terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act.

The debt securities will be either senior or subordinated debt. Senior debt may be issued under a separate, senior note indenture and subordinated debt issued under a separate subordinated note indenture. Any such indentures may be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement, which may amend or replace the forms of indenture. If such a supplemental indenture conflicts with the base indenture, the terms of the supplemental indenture will control.

This summary of the debt securities and indentures is not complete and is qualified in its entirety by reference to the indentures and the prospectus supplement describing them. You should refer to the provisions of any such indenture, which will be filed with the SEC if there is an offering of debt securities pursuant to an indenture, for the complete terms of debt securities issued pursuant to an indenture. You should also carefully read the general summary below and the relevant prospectus supplement before investing in our debt securities. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to Samson and not to any of our subsidiaries, even though some the debt securities may be guaranteed by one or more of our subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under a single indenture. Such an indenture could also give us the ability to reopen a series of debt securities and issue additional debt securities of the same series. If an indenture is used, it may not limit the amount of debt securities or other unsecured debt that we or our subsidiaries may issue.

General

The prospectus supplement relating to any debt securities that we may offer under this prospectus will contain the specific terms of the debt securities. Those terms may include the following:

•	the title and form of the debt securities, including the form of the certificate of authentication for such debt securities;

•	the aggregate principal amount of the debt securities being offered, and any limit on the amount that may be issued;

•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

•	the interest rate or rates of the debt securities, or the method of determining those rates, the date interest will begin to accrue, the interest payment dates, the place(s) of payment and the regular record dates;

•	whether the debt securities are secured or unsecured and, if secured, by which assets and the terms of the security interest;

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•	our right, if any, to extend the interest payment periods and the duration of such extension, or to reopen a series of debt securities and issue additional debt securities of the same series;

•	the terms of subordination of any series of subordinated debt;

•	the period or periods within which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture restricts our ability, or the ability of our subsidiaries, to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell, assign or otherwise dispose of assets;

•	enter into sale/leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture requires us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special tax considerations applicable to the debt securities, including provisions relating to original discount securities, if offered;

•	whether the debt securities will be convertible or exchangeable into or for ordinary shares or preference shares and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information describing any book-entry features;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form and who the depositary will be;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any terms relating to modification of the terms of the debt securities or rights of the holders of such debt securities;

•	whether the securities will be guaranteed by any of our subsidiaries, including the identity of the subsidiaries and the terms of any subordination of such guarantee; and

•	any other specific terms of the debt securities.

We expect that any debt securities issued under this prospectus will be issued in fully registered form without coupons. If there is an indenture, subject to any limitations that may be provided in therein or in the applicable prospectus supplement, we expect that our debt securities issued in registered form may be transferred or exchanged at the offices of the indenture trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities generally bear no interest during all or a part of the time that these debt securities are outstanding or may bear interest at below-market rates and are sold at a discount below their stated principal amount at maturity. The prospectus supplement will describe any special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars. Debt securities may also bear legends required by United States federal tax law and regulations.

Payment and Paying Agent

We expect to make payment of the principal and interest on our debt securities on any fully registered payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the payment and on any bearer debt securities, upon presentation at the office of the designated paying agent. We will name in the relevant prospectus supplement the paying agent that we initially designate for any debt securities we issue under this prospectus.

Unless otherwise provided in an applicable indenture or other governing instrument and described in a prospectus supplement, money we pay to a paying agent or an indenture trustee for payment on any debt securities that remains unclaimed will be repaid to us two years after such payment has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

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Satisfaction and Discharge; Defeasance

Indentures or other instruments prescribing the terms of debt securities issued under this prospectus may contain a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we do so, some of our obligations would normally continue, including obligations to:

•	maintain and apply money in the defeasance trust;

•	register the transfer or exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities, if applicable; and

•	maintain a registrar and paying agent in respect of the debt securities.

An indenture or other instrument establishing the terms our debt securities issued under this prospectus may also permit us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. Any such right for us to elect to discharge our obligations or release selected covenants will be described in the applicable prospectus supplement and in the indenture or other governing instrument.

Events of Default

The indenture or other governing instrument for debt securities issued under this prospectus shall define an event of default, which may include some or all of the following events:

•	failure to pay interest on any debt securities when due, in some cases after a specified grace period;

•	failure to pay the principal of or any premium on any debt securities when due, in some cases after a specified grace period;

•	failure to observe or perform any other covenant contained in the debt securities or in the indenture, if any, in some cases after a specified grace period;

•	occurrence of an event of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the relevant indenture or other governing instrument.

We may be required by an indenture or other governing instrument to furnish a certificate at specified times confirming our compliance with all conditions and covenants under the applicable indenture or other governing instrument.

Effect of an Event of Default

If an event of default as defined in an indenture or other governing instrument for debt securities issued under this prospectus, a declaration of acceleration may need to be made by the indenture trustee or a specified portion of the holders of the debt securities may need to be made before the principal and unpaid interest amount will become immediately due and payable. If an event of default results from bankruptcy, insolvency or other similar event or condition, the indenture or other governing instrument may provide for automatic acceleration of principal and interest without any declaration or other action on the part of the trustee or any holder of such debt securities. Any such provisions relating to the effect of an event of default shall be described in the applicable prospectus supplement.

Legal Proceedings and Enforcement of Right to Payment

If there is an indenture, holders of debt securities issued under this prospectus may not have any right to institute a proceeding in connection with the indenture or for any remedy under the indenture unless the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities make a joint written request for such action. Holders may also be required to offer reasonable security or indemnity to the trustee for liabilities arising therefrom. Even in such a case, however, holders of debt securities issued under this prospectus will still have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the recovery of that payment.

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Modification and Waiver

Modification

We (and the indenture trustee, if there is an indenture) may modify and amend the indenture or other governing instrument for the debt securities issued under this prospectus with the consent of the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of the affected securities, as described in the applicable prospectus supplement. Typically, however, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair holders’ right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security; or

•	reduce the percentage of the holders of outstanding debt securities necessary to modify or amend, or to waive compliance with, the indenture or other governing instrument or to waive certain defaults or consequences thereof; or

Waiver

We expect that the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

Replacement of Securities

We will replace debt securities issued under this prospectus that have been mutilated at the expense of the holder upon surrender of the mutilated debt security, where applicable. We will replace debt securities that become destroyed, stolen, or lost at the expense of the holder upon receipt of satisfactory evidence of its destruction, loss, or theft, and we may require the holder of the debt security to provide reasonable security or indemnity before a replacement debt security will be issued.

Title

Title to any bearer debt securities and any related coupons will pass by delivery. We may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security, as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

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Concerning the Trustees

If there is an indenture, we may from time to time maintain lines of credit, and have other customary banking relationships, with any trustee.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into ordinary shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the relevant prospectus supplement. The conversion or exchange may be mandatory, at a noteholder’s option, or at our option. The relevant prospectus supplement will describe the manner in which the shares of ordinary shares or other securities, property or assets a noteholder would receive would be issued or delivered.

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DESCRIPTION OF WARRANTS

We may issue transferable options or warrants that entitle the holder to purchase our equity securities, including ordinary shares, preference shares or ADSs, or our debt securities on specified terms (such options or warrants are collectively referred to herein as “Warrants”). We may issue Warrants in one or more series and register the offer and sale of some or all of the Warrants under this prospectus. Warrants may be issued independently or together with our debt securities or ordinary shares and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific option agreement or warrant agreement (hereafter collectively referred to as the “Warrant Agreement”), which will be described in the applicable prospectus supplement accompanying this prospectus. We may enter into Warrant Agreements directly with the purchasers of the Warrants or the Warrant Agreement for a series or class of warrants may be between Samson and a bank or other institution as a Warrant Agent. You should refer to the provisions of the applicable Warrant Agreement, which will be filed with the SEC and described in the corresponding prospectus supplement in connection with any offering of Warrants, for the complete terms of any Warrant Agreement.

Warrants may not be evidenced by certificates but instead maintained only in book entry form. Unless otherwise specified in the prospectus supplement, the Warrants may be traded separately from the debt securities or ordinary shares, if any, with which the Warrants were issued. Until a Warrant is exercised, the holder of a Warrant does not have any of the rights of a holder of the underlying securities.

A prospectus supplement accompanying this prospectus relating to a particular series or class of Warrants will describe the terms of those Warrants, including:

•	the title and the aggregate number of Warrants;

•	the debt securities or ordinary shares for which each Warrant is exercisable;

•	the date or dates on which the right to exercise such Warrants commence and expire;

•	the price or prices at which such Warrants are exercisable;

•	the currency or currencies in which such Warrants are exercisable;

•	the periods during which and places at which such Warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the Warrant Agent, if any; and

•	the exchanges, if any, on which such Warrants may be listed.

You may exercise Warrants by payment of the exercise price in such currency or currencies as are specified in the Warrant, and giving your identity and the number of Warrants to be exercised. Once you pay and deliver the properly completed and executed notice of exercise Warrant, the underlying securities will be issued to you as soon as practicable. You may exercise less than all of the Warrants and retain all rights with respect to the remaining unexercised Warrants.

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DESCRIPTION OF RIGHTS TO PURCHASE

We may issue rights to purchase ordinary shares, ADSs, preference shares or debt securities. We may issue these rights independently or together with any other offered security.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the exercise price for the subscription rights;

•	the number of subscription rights issued;

•	the extent to which the subscription rights are transferable;

•	if applicable, a discussion of the material US federal or income tax considerations applicable to the issuance or exercise of the subscription rights;

•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Depending on the nature of the offering, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

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DESCRIPTION OF GUARANTEES

We may issue guarantees from time to time for the benefit of holders of specified underlying securities and register those guarantees under this prospectus. We expect that such guarantees will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will generally provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Guarantees may in some cases be unconditional and enforceable irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. We will not, however, waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

If we make payment pursuant to a guarantee registered under this prospectus, we will be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us except as otherwise stated in a prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. Any offers and sales of debt securities by us may include related offers and sales of guarantees by one or more of our subsidiaries.

From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us or the selling shareholder may also purchase securities and re-offer them to the public by one or more of the methods described above.

Any person participating in the distribution of securities registered under this prospectus in the United States will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our equity securities by any such person. These restrictions may affect the marketability of our securities.

Certain persons participating in an offering of our securities in the United States may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

•	the name or names of underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds the issuer will receive from the sale;

•	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any commissions paid to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	underwritten offerings;

•	block transactions (which may involve crosses) and transactions on the NYSE MKT or any other exchange or organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of securities offered by this prospectus in the United States may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

We may also make direct sales through subscription rights distributed to our existing shareholders in the United States and elsewhere, including holders of our ADSs, on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

If a dealer is used in the sale of the securities, the issuer or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers and agents may be entitled under agreements which may be entered into with the issuer to indemnification by the issuer against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the issuer to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the issuer, its subsidiaries or affiliates in the ordinary course of business.

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In addition, the issuer may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

LEGAL MATTERS

Squire Sanders (AU) will provide its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2011 have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of historical oil and natural gas reserves and related information of the Company as of June 30, 2011 and June 30, 2010 included and incorporated by reference herein are based upon engineering studies prepared by the Company and audited by Ryder Scott Company, L.P, independent petroleum engineers. Estimates of historical oil and natural gas reserves and related information of the Company as of June 30, 2009, included and incorporated by reference herein are based upon engineering studies prepared by Robert Gardner, our former Vice President – Engineering. Such estimates and related information have been so included in reliance upon the authority of Ryder Scott and Robert Gardner as experts in such matters.

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$200,000,000

Ordinary Shares, no par value, in the form of Ordinary Shares or American Depositary Shares

Debt Securities

Preference Shares

Warrants to Purchase

Rights to Purchase

Guarantees

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following is a statement setting forth the estimated expenses of the Company in connection with the offering described in this registration statement.

The expenses payable by us in connection with this offering are as follows:

SEC registration fee	$22,920
Legal fees and expenses	+
Accountants’ fees and expenses	+
Miscellaneous expenses	+
Total	$22,920

+ The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement

Item 15. Indemnification of directors and officers.

Indemnification of Officers and Directors

Samson’s Constitution

Article 11 of Samson Oil & Gas Ltd.’s constitution, entitled “Officers’ Indemnity and Insurance” provides:

“11.1	Indemnity

Subject to section 199A, the Company must, to the extent the person is not otherwise indemnified, indemnify every officer of the Company and its wholly-owned subsidiaries and may indemnify its auditor against a liability:

(a) incurred as officer or auditor to a person other than the Company or a related body corporate (including a liability incurred as a result of appointment or nomination of the Company or a subsidiary as a trustee or as an officer of another corporation) unless the liability arises out of conduct involving a lack of good faith or is a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H; and

(b) for costs and expenses incurred in defending civil or criminal proceedings in which judgement is given in favour of that person, or in which that person is acquired, or in which the grounds for making a court order sought by ASIC or a liquidator are found by the court not to have been established, or in connection with proceedings for relief to that person under the Act in which the court grants the relief.

11.2	Insurance

Subject to section 199B, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

11.3	Former officers

The indemnity in favour of officers under rule 11.1 is a continuing indemnity. It applies in respect of all acts done by a person while an officer of the Company or one of its wholly owned subsidiaries even though the person is not an officer at the time the claim is made.”

Pursuant to this provision, Samson maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporations Act 2001 (Commonwealth) of Australia (as of the date of this filing)

Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under specified provisions of the Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•	in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of Sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

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•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Item 16. Exhibits.

See Exhibit Index.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

        (i)    If the registrant is relying on Rule 430B:

        (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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        (ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(d)        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 15, 2012.

Samson oil & gas limited

By:	/s/ Terence M. Barr
Name:	Terence M. Barr
Title:	Managing Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Terence M. Barr and Robyn Lamont, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Terence M. Barr	Managing Director, President and Chief	August 15, 2012
Terence M. Barr	Executive Officer (principal executive officer) and Authorized Representative in the U.S.

/s/ Robyn Lamont	Chief Financial Officer	August 15, 2012
Robyn Lamont	(principal financial and accounting officer)

/s/ Dr. Victor Rudenno	Director	August 15, 2012
Dr. Victor Rudenno

/s/ Keith Skipper	Director	August 15, 2012
Keith Skipper

/s/ Dr. DeAnn Craig	Director	August 15, 2012
Dr. DeAnn Craig

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EXHIBIT INDEX

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement
3	Constitution of Samson Oil & Gas Limited (incorporated by reference to Exhibit 1 to the Registration Statement on Form 20-F of Samson Oil & Gas Limited filed on July 6, 2007, as amended by Form 20-F/A).
4.1*	Form of Indenture
4.2*	Form of Subscription Agreement to Exercise Rights to Purchase Ordinary Shares or ADRs
4.3*	Form of Warrant Agreement and Certificate
4.4*	Form of Certificate representing Preferred Stock
4.5*	Form of Certificate of Designation of Preferred Stock
5	Opinion of Squire Sanders (AU)
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Ryder Scott Company, L.P.
23.3	Consent of Robert Gardner
23.4	Consent of Squire Sanders (AU) is included in its opinion referred to in Exhibit 5 above.
24	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)
25*	Statement of Eligibility of Trustee on Form T-1 for Indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

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